Exhibit 99.1

Anworth Announces Third Quarter 2008 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 6, 2008--Anworth Mortgage Asset Corporation (NYSE:ANH) reported today Core Earnings for the quarter ended September 30, 2008 of $23.6 million, or $0.27 per diluted earnings per share after exclusions, as compared to net income to common stockholders of $24.3 million, or $0.29 per average share, for the second quarter of 2008. “Core Earnings” represents a non-GAAP measure which we define as net income (loss) excluding impairment losses and gain on disposition of discontinued operations. A reconciliation to the most directly related GAAP financial measure is provided herein.

On a GAAP basis, net loss to common stockholders for the quarter ended September 30, 2008 was approximately $2.8 million, or $(0.03) per share. The net loss to common stockholders reflects an approximately $34.1 million non-cash impairment charge on non-agency mortgage-backed securities, or Non-Agency MBS, and a one-time $7.7 million gain on the disposition of discontinued operations.

On October 16, 2008, we declared a quarterly common stock dividend of $0.25 per share for the third quarter of 2008 which is payable on November 19, 2008 to common stockholders of record as of the close of business on October 31, 2008. The common stock declared dividend of $0.25 per share equates to an annualized dividend yield of 16.9%, based on the closing price of $5.92 on September 30, 2008.

Our investments consist primarily of agency mortgage-backed securities, or Agency MBS, which constituted 99.8% of our portfolio at September 30, 2008.

At September 30, 2008, our Agency MBS portfolio at fair value was approximately $5.4 billion and was allocated as follows: approximately 16% agency adjustable-rate MBS; approximately 65% agency hybrid adjustable-rate MBS; approximately 19% agency fixed-rate MBS; and less than 1% agency floating-rate collateralized mortgage obligations, or CMOs. At September 30, 2007, our Agency MBS portfolio at fair value was approximately $4.1 billion and was allocated as follows: approximately 22% agency adjustable-rate MBS; approximately 60% agency hybrid adjustable-rate MBS; approximately 18% agency fixed-rate MBS; and less than 1% agency floating-rate CMOs.

At September 30, 2008, the current yield on our Agency MBS portfolio was 5.51%, based on a weighted average coupon of 5.58% divided by the average amortized cost of 101.22%, as compared with a yield of 5.88% at September 30, 2007, based on a weighted average coupon of 5.96% divided by the average amortized cost of 101.3%. During the quarter ended September 30, 2008, the unamortized premium was $66 million, or 1.2% of the par value, as compared with $52 million, or 1.3% of the par value, during the quarter ended September 30, 2007. During the quarter ended September 30, 2008, the expense of amortizing the agency securities premium (based on prepayments and scheduled payments) was $2.9 million, as compared with $5.5 million during the quarter ended September 30, 2007.

During the quarter ended September 30, 2008, the fair value of our Non-Agency MBS portfolio declined to approximately $11.4 million from a fair value of approximately $24.2 million at June 30, 2008. While our Non-Agency MBS portfolio has experienced no realized losses to date, credit performance on the underlying mortgage loan collateral deteriorated during the quarter ended September 30, 2008. It is currently our assessment that our Non-Agency MBS portfolio is likely to experience realized losses at some point in the future if current difficult conditions in the mortgage finance and residential real estate markets do not improve significantly. Since we currently believe the decline in the fair value of our Non-Agency MBS is likely to be other-than-temporary, we have recognized an impairment charge to write-down these securities to estimated fair value. For the three months ended September 30, 2008, we have recognized through earnings an impairment charge of approximately $34 million on our Non-Agency MBS. Of this amount, approximately $22 million had previously been shown as “unrealized loss” in “other comprehensive income” of stockholders’ equity at June 30, 2008.

During the quarter ended September 30, 2008, the constant prepayment rate, or CPR, of our Agency MBS and Non-Agency MBS was 14% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 14.5%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid mortgage assets, the weighted average term to the next interest rate reset date was 34 months. During the quarter ended September 30, 2007, the CPR of our Agency MBS and Non-Agency MBS was 23% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 25%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid mortgage assets, the weighted average term to the next interest rate reset date was 32 months.

At September 30, 2008, the outstanding repurchase agreement balance was $4.73 billion with an average interest rate of 2.93% and an average maturity of 35 days. After adjusting for collateralized interest rate swap transactions, the average interest rate was 3.78% and the average maturity was 467 days. At September 30, 2008, Agency MBS with a fair value of $5.05 billion had been pledged under the repurchase agreements. At September 30, 2007, the outstanding repurchase agreement balance was $3.7 billion with an average interest rate of 5.35% and an average maturity of 53 days. After adjusting for collateralized interest rate swap transactions, the average interest rate was 5.16% and the average maturity was 415 days. At September 30, 2007, Agency MBS with a fair value of $3.96 billion had been pledged under the repurchase agreements.

At September 30, 2008, our Agency MBS portfolio of $5.4 billion was financed with $4.73 billion of repurchase agreements, resulting in a leverage ratio of 7.1x, as compared with a leverage ratio of 11.6x during the third quarter of 2007 and 7.4x during the second quarter of 2008. The leverage ratio is based on total stockholder’s equity plus the Series B Preferred Stock and the trust preferred securities.

At September 30, 2008, we had interest rate swap agreements with a notional amount of $2.78 billion, which represents approximately 59% of our outstanding repurchase agreements, as compared with interest rate swap agreements with a notional amount of $1.5 billion, which represented approximately 41% of our outstanding repurchase agreements, at September 30, 2007.

During the quarter ended September 30, 2008 and relative to average MBS earning assets, interest income earned was 5.45%, amortization of premium was (0.21)% and the average cost of funds was 3.56%, resulting in a net interest rate spread of 1.68%. During the quarter ended September 30, 2007 and relative to average MBS earning assets, interest income earned was 5.71%, amortization of premium was (0.46)% and the average cost of funds was 5.21%, resulting in a net interest rate spread of 0.04%.

At September 30, 2008, stockholders’ equity available to common stockholders of Anworth was approximately $550 million, or $6.16 per share, based on 89.3 million shares of common stock outstanding at quarter end. The $550 million equals total stockholders’ equity of $599 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $30.1 million and the proceeds from its sale of $28.1 million. The book value of $6.16 per share does not reflect the payment of the common stock dividend of $0.25 per share that was declared on October 16, 2008. At September 30, 2007, stockholders’ equity available to common stockholders of Anworth was approximately $294.9 million, or $6.44 per share, based on 45.8 million shares of common stock outstanding at quarter end. The $294.9 million equals total stockholders’ equity of $343.8 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $30.1 million and the proceeds from its sale of $28.1 million. The book value of $6.44 per share did not include the common stock dividend of $0.05 per share that was declared on October 11, 2007.

On October 16, 2008, we declared a quarterly common stock dividend of $0.25 per share which is payable on November 19, 2008 to our holders of record of common stock as of the close of business on October 31, 2008. When we pay a cash dividend during any quarterly fiscal period to our common stockholders in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on our Series B Preferred Stock), the conversion rate on our Series B Preferred Stock is adjusted based on a formula specified in the Series B Preferred Stock prospectus supplement (and also available on the “Stock Information” page of our web site at http://www.anworth.com). As a result of this dividend, the conversion rate increased on October 29, 2008 from 2.5464 shares of our common stock to 2.6857 shares of our common stock.

On October 16, 2008, our board of directors had authorized us to acquire up to 3,000,000 shares of our common stock. The shares are expected to be acquired at prevailing prices through open market transactions. The purchases are to be made subject to restrictions relating to volume, price, timing and liquidity and are also subject to maintaining adequate corporate liquidity. The actual number and timing of share repurchases will be subject to market conditions and applicable Securities and Exchange Commission rules.

The Company will host a conference call at 5:00 p.m. EDT on November 6, 2008 to discuss third quarter 2008 results. The dial-in number for the conference call is 800-320-2978 for U.S. and Canadian callers (international callers should dial 617-614-4923) and the passcode is 56161206. Replays of the call will be available for a 7-day period commencing at 7:00 PM Eastern Time. The dial-in number for the replay is 888-286-8010 for U.S. and Canadian callers (international callers should dial 617-801-6888) and the passcode is 61239936. The conference call will also be webcast over the Internet, which can be accessed on Anworth’s web site at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in Anworth’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust which invests in agency mortgage assets including mortgage pass-through certificates, collateralized mortgage obligations and other real estate securities. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$5,054,034	$4,478,983
Agency MBS at fair value	335,591	183,564
	5,389,625	4,662,547
Non-Agency MBS at fair value	11,361	42,714
Cash and cash equivalents	45,678	12,440
Interest and dividends receivable	27,299	25,618
Derivative instruments at fair value	8,631	1,791
Prepaid expenses and other assets	6,930	52,371
Assets of discontinued operations	-	38
	$5,489,524	$4,797,519

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$37,499	$40,892
Repurchase agreements	4,734,000	4,227,100
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	48,331	45,193
Dividends payable on Series A Cumulative Preferred Stock	1,011	1,011
Dividends payable on Series B Cumulative Convertible Preferred Stock	471	471
Dividends payable on common stock	-	6,765
Accrued expenses and other liabilities	3,935	1,317
Liabilities of discontinued operations	-	7,834
	$4,862,627	$4,367,963
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($30,150 and $30,150 respectively); 1,206 and 1,206 shares issued and outstanding, respectively	$28,096	$28,108

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 89,264 and 57,289 issued and outstanding, respectively	893	573
Additional paid-in capital	844,750	601,462
Accumulated other comprehensive loss consisting of unrealized losses and gains	(78,190)	(36,129)
Accumulated deficit	(214,049)	(209,855)
	$598,801	$401,448
	$5,489,524	$4,797,519

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except for per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income:
Interest on Agency MBS	$73,194	$60,823	$214,645	$185,530
Interest on Non-Agency MBS	320	1,011	1,060	4,327
Other income	126	302	653	368
	73,640	62,136	216,358	190,225
Interest expense:
Interest expense on repurchase agreements	43,846	56,854	137,218	174,550
Interest expense on junior subordinated notes	564	812	1,825	2,401
	44,410	57,666	139,043	176,951
Net interest income	29,230	4,470	77,315	13,274
Loss on sale of Agency MBS and Non-Agency MBS	(49)	(23,447)	(49)	(23,447)
Net loss on derivative instruments	(941)	(147)	(947)	(147)
Impairment charges on Non-Agency MBS	(34,083)	-	(34,083)	-
Expenses:
Compensation and benefits	(2,129)	(588)	(6,107)	(1,845)
Compensation - amortization of restricted stock	(51)	198	(152)	(101)
Write-off of common stock offering costs	(108)	-	(108)	-
Other expenses	(888)	(795)	(2,599)	(2,317)
Total expenses	(3,176)	(1,185)	(8,966)	(4,263)
(Loss) income from continuing operations	(9,019)	(20,309)	33,270	(14,583)
Loss from discontinued operations	-	(136,728)	-	(136,107)
Gain on disposition of discontinued operations	7,728	-	7,728	-
Net (loss) income	$(1,291)	$(157,037)	$40,998	$(150,690)
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)	(3,033)	(2,022)
Dividend on Series B Cumulative Convertible Preferred Stock	(471)	(471)	(1,413)	(1,245)
Net (loss) income to common stockholders	$(2,773)	$(158,519)	$36,552	$(153,957)
Basic (loss) earnings per common share:
Continuing operations	$(0.12)	$(0.47)	$0.36	$(0.39)
Discontinued operations	0.09	(3.00)	0.10	(2.98)
Total basic (loss) earnings per common share	$(0.03)	$(3.47)	$0.46	$(3.37)
Diluted (loss) earnings per common share:
Continuing operations	$(0.12)	$(0.47)	$0.36	$(0.39)
Discontinued operations	0.09	(3.00)	0.10	(2.98)
Total diluted (loss) earnings per common share	$(0.03)	$(3.47)	$0.46	$(3.37)
Basic weighted average number of shares outstanding	86,381	45,640	79,452	45,657
Diluted weighted average number of shares outstanding	86,381	45,640	82,523	45,657

Reconciliation of Non-GAAP Financial Measures

The results of operations for the three months and nine months ended September 30, 2008 contains a disclosure relating to net income available to common stockholders excluding two items: (1) a $34.1 million impairment charge on Non-Agency MBS and (2) a $7.7 million gain on the disposition of discontinued operations. This disclosure may constitute a non-GAAP financial measure within the meaning of Regulation G promulgated by the SEC. The table below presents the reconciliation of net loss to common stockholders to net income excluding the impairment charge on Non-Agency MBS and the gain on disposition of discontinued operations. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding period-over-period operating results. Management also believes that this financial measure enhances the ability of investors to analyze the Company’s operating trends and to better understand its operating performance. This financial measure should not be used as a substitute in assessing the Company’s results of operations and financial condition at September 30, 2008. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. A reconciliation of the Company’s earnings excluding the impairment charge on Non-Agency MBS and the gain on disposition of discontinued operations for the three months and nine months ended September 30, 2008 with the most directly comparable financial measure calculated in accordance with GAAP is as follows: (in thousands of dollars, except for per share amounts):

	Three Months Ended September 30, 2008		Nine Months Ended September 30, 2008
		(Per Share)		(Per Share)

Net income (loss) to common stockholders	$(2,773)	$(0.03)	$36,552	$0.46
Add: impairment charge on Non-Agency MBS	34,083		34,083
Less: gain on disposition of discontinued operations	(7,728)		(7,728)
Net income excluding impairment charge on Non-Agency MBS and gain on disposition of discontinued operations	$23,582		$62,907
Basic earnings per share after exclusions		$0.27		$0.79
Diluted earnings per share after exclusions		$0.27		$0.78
Basic weighted average number of shares outstanding	86,381		79,452
Diluted weighted average number of shares outstanding(1)	89,451		82,523

(1) During the three and nine months ended September 30, 2008, diluted earnings per common share include the assumed conversion of 1.206 million shares of Series B Preferred Stock at the conversion rate of 2.5464 shares of common stock and adding back the Series B Preferred Stock dividend.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, 310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com